FIRST AMENDMENT TO BUSINESS AGREEMENT This First Amendment, effective as of February 1, 2012, amends the Business Agreement (the “Agreement”) dated the 1st day of May, 2010, by and among JACKSON NATIONAL LIFE INSURANCE COMPANY (“Insurance Company”), a life insurance company organized under the laws of the State of Michigan (on behalf of itself and certain of its separate accounts); JACKSON NATIONAL DISTRIBUTORS LLC (the “Distributor”), a limited liability company organized under the laws of the State of Michigan; AMERICAN FUNDS DISTRIBUTORS, INC. (“AFD”), a corporation organized under the laws of the State of California; and CAPITAL RESEARCH AND MANAGEMENT COMPANY (“CRMC”), a corporation organized under the laws of the State of Delaware. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed such terms in the Agreement. WHEREAS, the Agreement pertains to the relationship of the parties hereto with respect to multi-manager variable annuity contracts that provide certain funds of the JNL Series Trust as non- exclusive investment options; WHEREAS, Insurance Company has issued or proposes to issue, now and in the future, certain multi-manager variable annuity contracts that provide certain funds of the Curian Variable Series Trust as non-exclusive investment options; WHEREAS, the parties desire to amend the Agreement to add the funds of the Curian Variable Series Trust to the relationship; NOW, THEREFORE, in consideration of the foregoing and of mutual covenants and conditions set forth herein and for other good and valuable consideration, the Insurance Company, the Distributor, AFD and CRMC hereby agree as follows: 1. The first recital in the Agreement is deleted and restated in its entirety as follows: WHEREAS, Insurance Company has issued or proposes to issue, now and in the future, certain multi-manager variable annuity contracts that provide certain funds (“Funds”) of the JNL Series Trust and/or the Curian Variable Series Trust (each a “Trust”) as non-exclusive investment options (the “Contracts”); 2. All references in the Agreement to the term “Trust” shall refer to each of the JNL Series Trust and the Curian Variable Series Trust. 3. Attachment A to the Agreement is hereby deleted in its entirety and replaced with Attachment A hereto. Such Attachment A may be amended from time to time by mutual agreement in writing, pursuant to the terms of a Master Participation Agreement among the Series, CRMC, the JNL Series Trust and the Insurance Company, dated May 1, 2010, and/or the Master Participation Agreement among the Series, CRMC, the Curian Variable Series Trust and the Insurance Company, dated even date herewith. Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

PAGE 2 OF 2 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as January ___, 2012, effective as of the date first above written. JACKSON NATIONAL LIFE INSURANCE COMPANY (on behalf of itself and each Account) By: /s/ Thomas J. Meyer Its: SVP and General Counsel JACKSON NATIONAL LIFE DISTRIBUTORS LLC By: /s/ Doug Townsend Its: EVP, Operations AMERICAN FUNDS DISTRIBUTORS, INC. By: /s/ Timothy W. McHale Its: Secretary CAPITAL RESEARCH AND MANAGEMENT COMPANY By: Michael Downer Its: Secretary

A-1 ATTACHMENT A Master Funds and Corresponding Funds JNL Series Trust American Funds Insurance Series Master Funds: Trust Funds: American Funds Insurance Series - Growth-Income Fund JNL/American Funds Growth-Income Fund American Funds Insurance Series - International Fund JNL/American Funds International Fund American Funds Insurance Series - Blue Chip Income & Growth Fund JNL/American Funds® Blue Chip Income and Growth Fund American Funds Insurance Series - New World Fund JNL/American Funds New World Fund American Funds Insurance Series - Global Bond Fund JNL/American Funds Global Bond Fund American Funds Insurance Series - Global Small Cap JNL/American Funds Global Small Capitalization Fund Curian Variable Series Trust American Funds Insurance Series Master Funds: Trust Funds: American Funds Insurance Series - Growth Fund Curian/American Funds® Growth Fund